Exhibit (j)(1)(i)


                          INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Pilgrim Mutual Funds:

We consent to the use of our report incorporated herein by reference and to the references to our firm under the heading "Financial Highlights" in the prospectuses and "Independent Accountants/Auditors" in the Statement of Additional Information.

/s/ KPMG LLP

Los Angeles, California
February 28, 2001